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EXHIBIT 3.7

AMENDED AND RESTATED BYLAWS
OF
PDS FINANCIAL CORPORATION

ARTICLE I

IDENTIFICATION AND OFFICES

        Section 1.1.    Name.

        The name of the Corporation is PDS Financial Corporation.

        Section 1.2.    State of Formation.

        The Corporation was formed under the laws of the State of Minnesota (the "State").

        Section 1.3.    Principal Office.

        The principal office of the Corporation shall be located at 6171 McLeod Drive, Las Vegas, Nevada 89120-4048 ("Principal Office"), or such other place as the Board of Directors may determine. The Corporation may also have offices at such other places within or without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

        Section 1.4.    Registered Agent and Office.

        The name of the Resident Agent is CT Corporation Systems, Inc. ("Resident Agent"). The Resident Agent's street address ("Registered Office") where process may be served upon the Corporation is 405 Second Avenue South, Minneapolis, MN 55401.

ARTICLE II

SHAREHOLDERS

        Section 2.1.    Place of Meetings.

        Meetings of the shareholders of the Corporation shall be held at the Principal Office or at such other place or places within or outside of the State which may be designated by the President of the Corporation or the Board of Directors, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

        Section 2.2.    Annual Meeting.

        The annual meeting of the shareholders of the Corporation shall be held on such date and time as shall be designated from time to time by the President of the Corporation or the Board of Directors, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation, for the purpose of electing directors of the Corporation to serve during the ensuing year and for the transaction of such other business as may properly come before the meeting. If the election of the directors is not held on the day designated for any annual meeting of the shareholders, or at any adjournment thereof, the President shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient. Failure to hold the annual meeting at a previously designated time shall not cause a forfeiture or dissolution of the Corporation.

        Section 2.3.    Special Meetings.

        Special meetings of the shareholders may be called by the President, a majority of the Board of Directors or by the holder or holders of not less than 25% of the issued and outstanding voting shares of capital stock of the Corporation (or if applicable, the statutorily required percentage as may be set by the laws of the Corporation's state of formation). All business lawfully to be transacted by the shareholders may be transacted at any special meeting or at any adjournment thereof.

        Section 2.4.    Notice of Meetings.

        Written notice of meetings shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to be called. Written notice shall normally be delivered in ten (10) days except in cases of extraordinary actions being proposed by the Corporation or unless otherwise provided by applicable law. If a special meeting is being called, the notice shall state the purpose or purposes of the meeting. Notice shall be addressed to the shareholder at the shareholder's address as it appears on the stock transfer books for the Corporation. If three (3) successive letters mailed to the last know address of any shareholder of record are returned, no further notices shall be necessary until another address is made known to the Corporation. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at any shareholders' meeting shall constitute a waiver of notice of the meeting.

        Section 2.5.    Waiver of Notice.

        If all the shareholders of the corporation shall waive notice of a meeting, no notice shall be required, and, whenever all of the shareholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

        Section 2.6.    Quorum.

        A majority of the shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        Section 2.7.    Adjourned Meeting and Notice Thereof.

        Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares of stock, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

        When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken.

        Section 2.8.    Entry of Notice.

        An entry in the minutes of any meeting of shareholders, whether annual or special, to the effect that notice has been duly given, shall be conclusive and incontrovertible evidence that due notice of such meeting was given to all shareholders as required by law and these Bylaws.

        Section 2.9.    Determination of Shareholders of Record.

        (a)  The Board of Directors may at any time fix a future date as a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days nor less than ten (10) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise their rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

        (b)  If no record date is fixed by the Board of Directors, then (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which written consent is given; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

        Section 2.10.    Voting.

        (a)  Each shareholder of record, or such shareholder's duly authorized proxy or attorney-in-fact shall be entitled to one (1) vote for each share of voting stock standing registered in such shareholder's name on the books of the corporation on the record date.

        (b)  Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (included pledged shares) shall be cast only by that individual or such individual's duly authorized proxy or attorney-in-fact. With respect to shares held by a representative of the estate of a deceased shareholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver provided that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, only the duly appointed guardian of the estate of such minor may cast votes if such guardian has provided the corporation with written notice and proof of such appointment.

        (c)  With respect to shares standing in the name of a corporation on the record date, votes may be cast by such officer or agent as the bylaws of such corporation prescribe or, in the absence of an applicable bylaw provision, by such person as may be appointed by resolution of the Board of Directors of such corporation. In the event no person is so appointed, such votes of the corporation may be cast by any person (including the officer making the authorization) authorized to do so by the Chairman of the Board of Directors, President or any Vice-President of such corporation.

        (d)  Notwithstanding anything to the contrary herein contained, no votes may be cast by shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

        (e)  With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship respect in the same shares, votes may be cast in the following manner:

  (1)
  If only one person votes, the vote of such person binds all.

  (2)
  If more than one person casts votes, the act of the majority so voting binds all.

  (3)
  If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

        (f)    Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

        (g)  If a quorum is present, the affirmative vote of holders of a majority of the voting shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless a vote of greater number or voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws.

        Section 2.11.    Consent of Absentees.

        The transactions of any meeting of shareholders, either annual or special and however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof, all such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 2.12.    Absentees' Consent to Meetings.

        Transactions of any meeting of the shareholders are as valid as though had at a meeting duly held after regular call and notice of a quorum is present, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the beginning. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except as otherwise provided in these Bylaws.

        Section 2.13.    Proxies.

        At any meeting of shareholders, any holder of shares entitled to vote may authorize another person or persons to vote by proxy with respect to the shares held by an instrument in writing and subscribed to by the holder of such shares entitled to vote. No proxy shall be valid after the expiration of six (6) months from the date of execution thereof, unless coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its execution. Every proxy shall continue in full force and effect until its expiration or revocation. Revocation may be effected by filing an instrument revoking the same or a duly executed proxy bearing a later date with the secretary of the corporation.

        Section 2.14.    Action Without Meeting.

        Any action, except the election of directors, which may be taken by the vote of the shareholders at a meeting may be taken without a meeting if consented to by the holders of a majority of the shares entitled to vote or such greater proportion as may be required by the applicable law, the Articles of

Incorporation, or these Bylaws. Whenever action is taken by written consent, a meeting of shareholders need not be called or noticed.

        Section 2.15.    Telephonic Meeting.

        Meetings of the shareholders may be held through the use of a conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another at the time of such meeting. Participation in such meeting constitutes presence in person at such meeting.

        Section 2.16.    Definition of "Shareholder".

        As used in these Bylaws, the term "shareholder", and any term of like import, shall include all persons entitled to vote the shares of stock held by a shareholder, unless the context in which such term is used indicates that a different meaning is intended.

        Section 2.17.    Limitations on the Rights of Shareholders.

        Notwithstanding other provisions of these Bylaws, shareholders shall be subject to the following restrictions:

          (a)  A shareholder who is a personal representative, estate or a trustee of a revocable trust which trustee succeeds directly or indirectly a trustee who transferred stock in the Corporation to the revocable trust, shall not participate in any decisions concerning the rendering of professional services.

          (b)  A trustee of a revocable trust which trustee succeeds directly or indirectly a trustee who transferred stock in the Corporation to a revocable trust, shall not distribute the corporate interest to any person not licensed to render the services for which the Corporation was organized.

          (c)  No shareholder of the Corporation may enter into a voting trust agreement or any other type of agreement vesting another person with the authority to exercise the voting power of any or all of the holder's stock, unless the other person is licensed or authorized to render the same specific professional services for which the Corporation is organized.

          (d)  Any shareholder who has been rendering professional services to the public and who becomes legally disqualified to render such professional services within Nevada shall sever within a reasonable period all financial interest in the Corporation.

ARTICLE III

BOARD OF DIRECTORS

        Section 3.1.    Number, Tenure, and Qualifications.

        Except as otherwise provided herein, the Board of Directors of the corporation shall consist of at least three (3) persons, who shall be elected at the annual meeting of the shareholders of the corporation and who shall hold office for one (1) year or until his or her successor or successors are elected and qualify. If, at any time, the number of shareholders of the corporation is less than three (3), the Board of Directors may consist of fewer persons, but shall not be less than the number of shareholders. A director need not be a shareholder of the corporation.

        Section 3.2.    Election.

        Members of the initial Board of Directors shall hold office until the first annual meeting of shareholders or until their successors shall have been elected and qualified. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the shareholders held for that purpose. Each director shall hold office for the term for which the director is elected or until the director's successor shall be elected and qualified.

        Section 3.3.    Resignation.

        Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the president, or the secretary of the corporation, unless the notice specifies a later time for effectiveness of such resignation. If the Board of Directors accepts the resignation of a director tendered to take effect at a future date, the Board or the shareholders may elect a successor to take office when the resignation becomes effective.

        Section 3.4.    Change in Number.

        Subject to the limitations in the applicable law, the Articles of Incorporation or these Bylaws, the number of directors may be changed from time to time by resolution adopted by the Board of Directors.

        Section 3.5.    Reduction in Number.

        No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

        Section 3.6.    Removal.

        (a)  The Board of Directors of the Corporation, by majority vote, may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony.

        (b)  The Board of Directors of the Corporation, by majority vote, may declare vacant the office of a director whose application for a gaming license has been denied or whose gaming license has been revoked or suspended.

        (c)  Any director may be removed from office, with or without cause, by the vote or written consent of shareholders representing not less than two-thirds of the issued and outstanding voting capital stock of the corporation.

        Section 3.7.    Vacancies.

        (a)  A vacancy in the Board of Directors because of death, resignation, removal, change in number of directors, or otherwise may be filled by the shareholders at any regular or special meeting or any adjourned meeting thereof (but not by written consent) or the remaining director(s) by the affirmative vote of a majority thereof. Each successor so elected shall hold office until the next annual meeting of shareholders or until a successor shall have been duly elected and qualified.

        (b)  If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares entitled to vote may call a special meeting of the shareholders to be held to elect the entire Board of Directors. The term of office of any director shall terminate upon such election of a successor.

        Section 3.8.    Place of Meetings.

        Meetings of the Board of Directors of the Corporation shall be held at the Principal Office or at such other place or places within or outside of the State as may be designated by the Board of Directors. A waiver of notice signed by the directors may designate any place for the holding of such meeting.

        Section 3.9.    Annual Meeting.

        The Board of Directors shall hold an annual meeting for the purpose of organization, election of officers, and the transaction of other business.

        Section 3.10.    Regular Meetings.

        Other regular meetings of the Board of Directors shall be held at such times and places within or outside the State as may be designated from time to time by resolution of the Board or by written consent of all members of the Board. No notice of any kind to members of the Board for these regular meetings shall be necessary unless the meeting is to be held at a place other than the Principal Office, in which case notice of the place of the meeting shall be given as provided in these Bylaws.

        Section 3.11.    Special Meetings.

        Special meetings of the Board of Directors for any purpose or purposes may be held at any time upon call by the President or, if the President is absent or unable to or refuses to act, by any corporate officer, or by any one (1) director. Such meetings may be held at any place within or outside of the State as may be designated from time to time by resolution of the Board or by written consent of all members of the Board.

        Written notice of the time and place of Special Meetings shall be delivered personally to each director or sent to each director by mail or other form of written communication, charges prepaid, addressed to the director at the director's address as it is shown upon the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States Mail at least one hundred twenty (120) hours prior to the time of the holding of the meeting. In case such notice is personally delivered, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing or delivery as above provided shall constitute due, legal and personal notice to such director.

        Section 3.12.    Notice of Adjourned Meetings.

        Notice of the time and place of the holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

        Section 3.13.    Entry of Notice.

        An entry in the minutes of any special meeting of the Board of Directors to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to all directors as required by law and by these Bylaws.

        Section 3.14.    Waiver of Notice.

        The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 3.15.    Quorum.

        A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting, duly held at which a quorum is present, shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation.

        Section 3.16.    Adjournment.

        A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

        Section 3.17.    Action Without Meeting.

        Any action required or permitted to be taken by the Board of Directors under the Articles of Incorporation, these Bylaws, or under applicable law, may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent, in writing, to such action. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

        Section 3.18.    Board Officers; Chairman of the Board.

        At its annual meeting, the Board of Directors shall elect, from among its members, a Chairman to preside at meetings of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or as prescribed by these Bylaws. The Board of Directors may also elect such other board officers and for such term as it may, from time to time, determine advisable.

        Section 3.19.    Fees and Compensation.

        Directors shall not receive any stated salary for their services as directors or as members of committees, but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed to directors for such services. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an Officer, agent, employee or otherwise, and receiving compensation therefor.

        Section 3.20.    Telephonic Meetings.

        Meetings of the Board of Directors may be held through the use of a conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another at the time of such meeting. Participation in such a meeting constitutes presence in person at such meeting. Each person participating in the meeting shall sign the minutes thereof, which may be in counterparts.

        Section 3.21.    Facsimiles.

        The execution of a facsimile of any waiver or resolution by any member of the Board of Directors shall have the same force and effect as an executed original. Any facsimiles relied upon pursuant to this section shall be kept in the minutes of the Board of Directors in books provided for that purpose.

        Section 3.22.    Powers and Duties.

        Subject to limitations of the Articles of Incorporation, of these Bylaws, and of applicable law as to action to be authorized or approved by the shareholders and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:

          First:    To select and remove all Officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of

  Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

          Second:    To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation or these Bylaws, as they may deem best.

          Third:    To change the Resident Agent or the Registered Office; to fix and locate from time to time one or more other offices of the Corporation, within or outside of the State; to designate any place for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

          Fourth:    To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

          Fifth:    To authorize the issue of shares of stock of the Corporation for such consideration, expressed in dollars, as may be fixed by the Board of Directors.

          Sixth:    To adopt and administer, or provide for the administration of, employee stock purchase plans, employee stock option plans and any other plans or arrangements whereby directors, Officers, employees or agents of the Corporation or any other entity may be entitled to acquire authorized but unissued or treasury stock or other securities of the Corporation, upon such terms and conditions as may from time to time be permitted by law.

          Seventh:    To appoint an Executive Committee and other committees, and to delegate to such Executive Committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the power to declare distributions and to adopt, amend or repeal Bylaws. The Board of Directors shall have the power to prescribe the manner in which proceedings of the Executive Committee and other committees shall be conducted. The committees shall keep regular minutes of their meetings and report the same to the Board when required. Any such Executive Committee shall be composed of two (2) or more Directors.

          Eighth:    To lend money in furtherance of any of the purposes of the Corporation; to invest the funds of the Corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested.

          Ninth:    To declare distributions upon the capital stock of the Corporation in cash, in property, or in shares of the capital stock, subject to the limitation of the Articles of Incorporation and of applicable law. Before payment of any distribution, there may be set aside out of the funds of the Corporation available for distributions, such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IV

OFFICERS

        Section 4.1.    Election of Officers.

        The Board of Directors, at its first meeting and annually thereafter shall elect at a minimum a President, a Secretary and a Treasurer to hold office for a term of one (1) year or until their successors are elected and qualify. The Corporation may also have such other executive officers and subordinate officers in accordance with these Bylaws. The Board of Directors of the Corporation, as they may deem advisable, shall prescribe the duties of the executive officers and fix their compensation. Officers, other than the Chief Executive Officer, need not be Directors. One person may hold two (2) or more offices, except those of President and Secretary. However, if the Corporation only has one shareholder, then one person may hold the offices of both President and Secretary.

        Section 4.2    Executive Officers.

        "Executive Officers" as used herein shall mean those executive employees of the Corporation having the power to exercise a significant influence over decisions concerning the operation of the Corporation. The Board of Directors may appoint and may empower such executive officers as the business of the Corporation may require, each of whom shall hold office for a term of one (1) year or until their successors are elected and qualify and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. Executive officers of the Corporation, if appointed, shall be as follows:

  (a)    Chief Executive Officer.

        The Chief Executive Officer shall be the chief executive officer of the corporation, subject to the supervision and control of the Board of Directors, and shall oversee the Corporation's corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the corporation.

  (b)    President/Chief Operating Officer.

        The President or Chief Operating Officer shall be the general manager and executive officer of the corporation, subject to the supervision and control of the Board of Directors, and shall direct the corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the corporation. The President shall preside at all meetings of the shareholders and shall perform such other duties as shall be prescribed by the Board of Directors.

        Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of the shareholders of any corporation in which the Corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the president to represent the corporation for these purposes.

  (c)    Executive Vice-President.

        The Board of Directors may elect one or more Executive Vice-Presidents who shall be vested with all the powers and perform all the duties of the President whenever the President is absent or unable to act, including the signing of the certificates of stock issued by the corporation, and the Executive Vice-President shall perform such other duties as shall be prescribed by the Board of Directors.

  (d)    Secretary.

        The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in books provided for that purpose. The Secretary shall attend to the giving and service of all notices of the corporation, may sign with the President in the name of the Corporation all contracts authorized by the Board of Directors or appropriate committee, shall have the custody of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the corporation, shall have charge of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general, perform all duties incident to the office of the secretary. All corporate books kept by the secretary shall be open for examination by any director at any reasonable time.

  (e)    Treasurer/Chief Financial Officer.

        The Treasurer or Chief Financial Officer shall be the Chief Financial Officer of the corporation, subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the corporation. When necessary or proper, the Treasurer shall endorse on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit all monies to the credit of the Corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the corporation. Unless otherwise specified by the Board of Directors, the Treasurer shall sign with the President all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws, or by the Board of Directors to be signed by the Treasurer. The Treasurer shall enter regularly in the books of the corporation, to be kept for that purpose, full and accurate accounts of all monies received and paid on account of the corporation and, whenever required by the Board of Directors, the Treasurer shall render a statement of any or all accounts. The Treasurer shall at all reasonable times exhibit the books of account to any directors of the corporation and shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

        The Treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of treasurer and for restoration to the Corporation, in the event of the Treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property belonging to the Corporation. The expense of such bond shall be borne by the Corporation.

        Section 4.3    Subordinate Officers.

        "Subordinate Officers" as used herein shall mean those managerial employees of the Corporation with limited degrees of authority but that do not have the power to exercise a significant influence over decisions concerning the operation of the Corporation. The Board of Directors may appoint or may empower the President to appoint, such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. Subordinate officers of the Corporation, if appointed, shall be as follows:

  (a)    Senior Vice-Presidents.

        The Board of Directors or President may elect one or more Senior Vice-Presidents who shall be vested with all the powers and perform all the duties of as shall be prescribed by the President or Board of Directors.

  (b)    Vice-Presidents.

        The Board of Directors or President may elect one or more Vice-Presidents who shall be vested with all the powers and perform all the duties of as shall be prescribed by the President or Board of Directors.

  (c)    Assistant Secretary.

        The Board of Directors or President may appoint one or more Assistant Secretaries who shall have such powers and perform such duties as may be prescribed for him or her by the Secretary of the Corporation or by the Board of Directors.

  (d)    Assistant-Treasurer.

        The Board of Directors or President may appoint one or more Assistant Treasurers who shall have such powers and perform such duties as may be prescribed by the Treasurer of the Corporation or by the Board of Directors, and the Board of Directors may require the Assistant Treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of Assistant Treasurer, and for restoration to the Corporation, in the event of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property belonging to the Corporation. The expense of such bond shall be borne by the Corporation.

        Section 4.4    Removal and Resignation.

        Any Officer may, subject to any contractual arrangements between the Officer and the Corporation, be removed, either with or without cause, by a majority of the Directors in office at the time, at any regular or special meeting of the Board, or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

        Section 4.5    Vacancies.

        Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

        Section 4.6    Corporate Bank Accounts.

        Bank accounts in the name of the Corporation may be opened without the approval of the Board of Directors if opened with the consent of both the President and Treasurer of the Corporation. The Treasurer shall inform the Board of Directors of any bank account opened by the President and Treasurer of the Corporation pursuant to the authority granted in this section at the next meeting of the Board of Directors.

        Section 4.7    Transfers of Authority.

        In case of the absence of any Officer of the Corporation, or for any reason that the Board of Directors may consider sufficient, the Board of Directors may transfer the powers or duties of that Officer to any other Officer or to any director or employee of the Corporation, which employee, in the case of decisions concerning the rendering of professional services and in the case of rendering of professional services, is licensed or otherwise legally authorized to render the same specific professional services as those for which the Corporation is incorporated, provided a majority of the full Board of Directors concurs.

        Section 4.8    Change to Resident Agent and Registered Office.

        The Resident Agent and/or Registered Office of the Corporation may be changed by two Officers, one of whom must be either the President or the Secretary of the Corporation, without the approval of the Board of Directors. One of the Officers shall inform the Board of Directors of any change pursuant to the authority granted in this section at the next meeting of the Board of Directors.

ARTICLE V

CAPITAL STOCK

        Section 5.1    Issuance.

        Shares of capital stock of the corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

        Section 5.2    Consideration for Shares of Stock.

        The Corporation may issue and dispose of its authorized shares of stock for such consideration, expressed in dollars, as may be fixed by the Board of Directors.

        Section 5.3    Certificates.

        Ownership in the corporation shall be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, shall be under the seal of the corporation and shall be signed by the President or a Vice-President and also by the Secretary or an Assistant Secretary. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement of summary of any applicable rights, preferences, privileges or restrictions thereon, and a statement that the shares are assessable, if applicable. All certificates shall be consecutively numbered. The name, address and federal tax identification number of the shareholder, the number of shares, and the date of issue shall be entered on the stock transfer books of the corporation.

        Section 5.4    Surrender; Lost or Destroyed Certificates.

        All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been cancelled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any shareholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and if required by the Board of Directors, an indemnity bond in an amount and upon such terms as the treasurer, or the Board of Directors, shall require. In no case shall the bond be in an amount less than twice the current market value of the stock and it shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

        Section 5.5    Replacement Certificate.

        When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, including, without limitation, the merger or consolidation of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive dividends or exercise any other rights of shareholders until the holder has complied with the order provided that such order operates to suspend such rights only after notice and until compliance.

        Section 5.6    Transfer of Shares.

        The Corporation shall register a transfer of a stock certificate presented to it for transfer if the following conditions have been fulfilled:

          (a)    Endorsement.    The certificate is properly endorsed by the registered holder or by the holder's duly authorized attorney.

          (b)    Restrictions.    The legend on the reverse side of all certificates for shares of the Corporation includes all statements required by the SEC and applicable gaming authorities.

          (c)    Witnessing.    The endorsement or endorsements are witnessed by at least one witness unless the Secretary of the Corporation waives this requirement.

          (d)    Adverse Claims.    The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims.

          (e)    Collection of Taxes.    There has been compliance with any applicable law relating to the collection of taxes.

        Section 5.7    Transfer Agent.

        The Board of Directors may appoint one or more transfer agents and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent and such registrar of transfer.

        Section 5.8    Stock Transfer Books.

        The stock transfer books shall be closed for a period of at least ten (10) days prior to all meetings of the shareholders and shall be closed for the payment of dividends as provided for in these Bylaws hereof and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable.

        Section 5.9    Miscellaneous.

        The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

ARTICLE VI

DIVIDENDS

        Dividends may be declared, subject to the provisions of the laws of the State of Minnesota and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in these Bylaws, prior to the dividend payment for the purpose of determining shareholders entitled to receive payment of any dividend. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the payment date of such dividend.

ARTICLE VII

INDEMNIFICATION

        Section 7.1    In General.

        Pursuant to the Articles of Incorporation, the corporation shall indemnify any director, officer, employee or agent of the corporation, of any person serving in any such capacity of any other entity or enterprise at the request of the corporation, against any and all legal expenses (including attorneys' fees), claims and/or liabilities arising out of any action, suit or proceeding, except an action by or in the right of the corporation.

        Section 7.2    Successful Defense of Actions.

        The corporation shall reimburse or otherwise indemnify any director, officer, employee, or agent against legal expenses (including attorneys' fees) actually and reasonably incurred in connection with defense of any action, suit, or proceeding hereinabove referred to, to the extent such person is successful on the merits or otherwise.

        Section 7.3    Authorization.

        The corporation shall make indemnification only when authorized in the specific case and upon a determination that indemnification is proper by:

  (1)
  The shareholders;

  (2)
  A majority vote of a quorum of the Board of Directors, consisting of directors who were not parties to the action, suit, or proceeding; or

  (3)
  Independent legal counsel in a written opinion, if a quorum of disinterested directors orders or if a quorum of disinterested directors cannot be obtained.

        Section 7.4    Continuing Indemnification.

        The indemnification provided by these Bylaws shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        Section 7.5    Insurance.

        The corporation will purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation in any capacity against any liability asserted.

ARTICLE VIII

AMENDMENT TO BYLAWS

        These Bylaws may be altered, amended, restated and/or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting. These Bylaws may also be altered, amended, or repealed at a meeting of the shareholders at which a quorum is present by the affirmative vote of the holders of a majority of the capital stock of the corporation entitled to vote or by the consent of the shareholders in accordance with these Bylaws. The shareholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

ARTICLE IX

ASSESSMENT OF SHARES

        The stock of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Board of Directors shall determine, shall not be subject to any assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and these Bylaws shall not be amended in this particular.

ARTICLE X

PREEMPTIVE RIGHTS

        The shareholders of the Corporation shall not be entitled to preemptive or preferential rights, as such rights are defined by law, other than to the extent, if any, the Board of Directors, in its discretion may determine from time to time.

ARTICLE XI

PERPETUAL EXISTENCE

        The Corporation shall have perpetual existence.

ARTICLE XII

MISCELLANEOUS

        Section 12.1    Inspection of Stock Records and Minutes.

        The stock ledger or duplicate stock ledger, the books of account and minutes of proceedings of the shareholders and the Board of Directors and the Executive Committee, if any, shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to the interests of the holder as a shareholder or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand at any shareholders' meeting of ten percent (10%) of the shares of stock represented at the meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the President, Secretary or Assistant Secretary or general manager, if any, of the Corporation.

        Section 12.2    Inspection of Bylaws.

        The Corporation shall keep at the Principal Office and Registered Office the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

        Section 12.3    Financial Report on Request.

        Any shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock may make a written request for an income statement of the corporation for the three (3) month, six (6) month, or nine (9) month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period. In addition, if no annual report for the last fiscal year has been sent to shareholders, such shareholder or shareholders may make a request for a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for twelve (12) months, and such copies shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to each shareholder. Upon request by any shareholder, there shall be mailed to the shareholder a copy of the last annual, semiannual, or quarterly income statement, which it has prepared, and a balance sheet as of the end of the period. The financial statements referred to in this Section 6.03 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

        Section 12.4    Checks, Drafts, Etc.

        All checks, drafts, bonds, bill of exchange, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

        Section 12.5    Contracts, Etc., How Executed.

        The Board of Directors, except as in these Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument or document in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and corporate instruments or documents requiring the corporate seal, and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the Chief Executive Officer, President, Executive Vice President, any Vice President, the Secretary, or the Treasurer (or Chief Financial Officer). The Board of Directors may, however, authorize any one (1) of such Officers to sign any of such instruments for and on behalf of the Corporation, without necessity of countersignature; may designate Officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. No Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount except as specifically authorized in these Bylaws or by the Board of Directors in accordance with these Bylaws.

        Section 12.6    Corporate Seal.

        The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed, affixed, reproduced, or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

        Section 12.7    Fiscal Year-End.

        The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution by the Board of Directors.

Approved:
/s/ JOHAN P. FINLEY Johan P. Finley, Director
/s/ PETER D. CLEARY Peter D. Cleary, Director
/s/ LONA FINLEY Lona Finley, Director
/s/ JOEL M. KOONCE Joel M. Koonce, Director
/s/ JAMES L. MORRELL James L. Morrell, Director

CERTIFICATE OF SECRETARY

        I, the undersigned, do hereby certify:

          1.    That I am the duly elected Secretary of PDS Financial Corporation.

          2.    That the foregoing Bylaws, comprising twenty-one (21) pages, excluding this page, constitute the Bylaws of said Corporation as duly adopted at a meeting of the Board of Directors thereof duly held on May 12, 2000.

        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 12th day of May 2000.

/s/ LONA FINLEY Lona M.B. Finley, Secretary

04/13/00 Amended and Restated Bylaws (05-12-00).doc 5/24/00 4:04 PM

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EXHIBIT 3.7
AMENDED AND RESTATED BYLAWS OF PDS FINANCIAL CORPORATION
ARTICLE I IDENTIFICATION AND OFFICES
ARTICLE II SHAREHOLDERS
ARTICLE III BOARD OF DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V CAPITAL STOCK
ARTICLE VI DIVIDENDS
ARTICLE VII INDEMNIFICATION
ARTICLE VIII AMENDMENT TO BYLAWS
ARTICLE IX ASSESSMENT OF SHARES
ARTICLE X PREEMPTIVE RIGHTS
ARTICLE XI PERPETUAL EXISTENCE
ARTICLE XII MISCELLANEOUS
CERTIFICATE OF SECRETARY